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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: FEBRUARY 2, 2000

                      HIGH VOLTAGE ENGINEERING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                     1-4737                 04-2035796
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(State or Other Jurisdiction of  (Commission File Number)     (I.R.S. Employer
        Incorporation)                                       Identification No.)

         401 EDGEWATER PLACE, SUITE 680, WAKEFIELD, MASSACHUSETTS 01880
         --------------------------------------------------------------
                     Address of principal executive offices

       Registrant's telephone number, including area code: (781) 224-1001

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            On January 18, 2000, the Registrant consummated the purchase of all of the outstanding capital stock of Ansaldo Sistemi Industriali, S.p.A., an Italian corporation, and subsidiaries ("ASI"), from Ansaldo Invest S.p.A., an Italian corporation, which is the corporate parent of ASI and a subsidiary of Finmeccanica S.p.A., for an aggregate purchase price of $28,000,000. The registrant used a combination of cash on hand and Italian bank financing to fund the purchase price for the stock of ASI. ASI, whose principal office is located in Genoa, Italy, is a manufacturer of electrical and automations systems, power electronics, motors and generators for various applications and industrial sectors, such as: iron & steel, non-ferrous metals, pulp & paper, rubber & plastics, power generation, cement, marine & offshore, chemical & petrochemical, cable transport, glass, textile, food and water treatment.

            ASI has significant industrial automation solutions experience throughout Europe, the Middle East and Asia. ASI provides a strong European operations base including six locations in Italy: Genoa, Milan, Montebello, Brendola, Monfalcone and Trieste. In addition, ASI has facilities in Dusseldorf, Germany, Roche-La-Moliere, France, Houston, U.S.A. (Ansaldo Ross Hill, Inc.), Calgary and Edmonton, Canada, and High Wycombe and Chesterfield, United Kingdom (Hill Graham Controls, Ltd.) ASI also has equity investments in two companies located in Russia and India.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not applicable.

      (b) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information required by this item will be filed by amendment to this initial report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission.

      (c)   Exhibits.

            EXHIBIT NO.  DESCRIPTION

               2.1 Share Purchase Agreement, dated as of October 7, 1999, by and between High Voltage Engineering Corporation and Ansaldo Invest S.p.A.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2000                   HIGH VOLTAGE ENGINEERING
                                          CORPORATION


                                          By: /s/ JOSEPH W. MCHUGH, JR.
                                              -------------------------------
                                          Name: Joseph W. McHugh, Jr.
                                          Title: Chief Financial Officer